Exhibit 99.1

NAUTICUS IS CONTRACTED BY PETROBRAS TO DEVELOP AND TEST THE AUV AQUANAUT IN BRAZIL

-Contract Leads to Potential Market worth over $100 Million Per Year-

-Expands Nauticus’ International Presence to South America-

Houston – Jun 23, 2023 – Nauticus Robotics, Inc. (“Nauticus” or the “Company”) (NASDAQ: KITT), a developer of autonomous robots using artificial intelligence for data collection and intervention services for the ocean industries, today announced that it has been awarded a contract with Petrobras (NYSE: PBR), one of the world’s largest energy companies, to deploy Aquanaut, the Company’s autonomous subsea robot, to support Petrobras’ offshore activities.

Petrobras has ramped up efforts recently in robotics and artificial intelligence and is pioneering their application to the offshore sectors. Toward that end, this relevant contract was competitively awarded to Nauticus and will utilize Aquanaut in Petrobras’ Deepwater Production Field using supervised autonomy for infield inspection services. The contract consists of approximately two months of subsea inspection time and is one of the largest awarded contracts of its kind to date worldwide. Nauticus’ success in winning this initial award places it as a relevant player for potential subsequent contracts that Petrobras estimates to be carried out and expands Nauticus’ growing international presence to South America with a leading operator.

Over the past several years, Nauticus has been developing a library of autonomous behaviors based on the latest techniques in machine learning and artificial intelligence, which enable its subsea robots to learn and adapt to the dynamic conditions of working underwater. The fully electric Aquanaut carries an array of multi-spectral perception sensors that allow the robot to detect, classify, inspect, and act upon subsea infrastructure using its pair of manipulators without direct operator control. This method provides significant cost and greenhouse gas emissions reductions over conventional methods.

“A contract with another worldwide leading operator for Nauticus speaks to the state-of-the-art technologies of our autonomous robots as we further penetrate the global markets,” said Nicolaus Radford, CEO of Nauticus. “The market opportunity for Nauticus in offshore Brazil is significant, as it is one of the world’s most active offshore energy basins; we are pleased to enter this market through a world class operator. We competed through a rigorous tender process with many well-respected industry competitors to earn this business with Petrobras and eagerly await the deployment of our assets to validate our capabilities. We continue to build our robust pipeline of opportunities, giving us confidence to execute on our mission and deliver long-term value to shareholders.”

Petrobras is one of the world’s largest and most active offshore operators, managing 57 platforms, ten thousand miles of oil and gas pipelines, and producing 2.6 million barrels of oil equivalent per day.

About Nauticus

Nauticus Robotics, Inc. is a developer of ocean robots and artificial intelligence for autonomous services to the marine industries. Nauticus’ robotic systems and services are delivered to commercial and government-facing customers through a Robotics-as-a-Service (RaaS) business model and direct product sales for both hardware platforms and software licenses. Besides a standalone service offering and products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofitting/upgrading legacy systems and other third-party vehicle platforms. Nauticus provides customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions to improve offshore health, safety, and environmental exposure.

About Petrobras

Petrobras is a Brazilian company and one of the largest producers of oil and gas in the world, primarily engaged in exploration and production, refining, energy generation and trading. Petrobras has expertise in deepwater and ultra-deepwater exploration and production as a result of nearly 50 years of development of the Brazilian offshore basins, making it the world leader in this segment. It is our priority to operate at low cost and with a low carbon footprint, reinforcing our commitment to sustainable development.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include, but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2023 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause actual outcomes to be materially different from those indicated in the forward-looking statements made by the Company, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023. Should one or more of these risks, uncertainties, or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Investor Relations Contact:

Ralf Esper

Gateway Group, Inc.

(949) 574-3860

KITT@gateway-grp.com

Media Contact

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860

KITT@gateway-grp.com

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